Exhibit 99.9

      (Text of graph posted to Ashland Inc.'s website concerning Valvoline
            Instant Oil Change's twelve month rolling average sales)

                       VIOC Same Store Sales ($, Millions)

                               (2 Years and Older)

               2001        2002        2003         2004      2005      2006
              ------      ------      ------       ------    ------    ------

January        10.0        10.6        11.5         11.9      11.7      11.4
February       10.0        10.7        11.5         12.0      11.7      11.4
March          10.0        10.7        11.6         11.9      11.7
April          10.0        10.8        11.7         11.9      11.7
May            10.0        10.9        11.7         11.8      11.7
June           10.1        11.0        11.8         11.8      11.7
July           10.1        11.1        11.8         11.8      11.7
August         10.2        11.2        11.9         11.7      11.7
September      10.2        11.2        11.9         11.7      11.6
October        10.3        11.3        11.9         11.7      11.5
November       10.4        11.4        11.9         11.7      11.5
December       10.5        11.4        11.9         11.8      11.4

NOTE: 60 VIOC store transferred to Marathon on June 30, 2005, have been excluded from this data.